Exhibit 10.4

EXECUTION VERSION

MASTER LOAN SALE AGREEMENT

by and among

GOLUB CAPITAL BDC 3, INC.,
as the Seller,

GC Advisors LLC,

as the Closing Date Seller,

Golub Capital BDC 3 ABS 2022-1 LLC,
as the Buyer,

and

Golub Capital 3 Holdings LLC,
as Holdings Subsidiary

Dated as of January 25, 2022

Table of Contents

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Table of Contents

(continued)

Page

Section 5.04	GOVERNING LAW; JURY WAIVER.	20

Section 5.05	Electronic Signatures; Counterparts.	21

Section 5.06	Bankruptcy Non-Petition and Limited Recourse; Claims.	21

Section 5.07	Binding Effect; Assignability.	21

Section 5.08	Headings and Exhibits.	21

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SCHEDULE

Schedule	1	Collateral Obligations

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MASTER LOAN SALE AGREEMENT

THIS MASTER LOAN SALE AGREEMENT, dated as of January 25, 2022 (as amended, modified, supplemented or restated from time to time, this “Agreement”), is among GOLUB CAPITAL BDC 3, INC., a Maryland corporation (in its capacity as seller hereunder, together with its successors and assigns, the “Seller”), GC ADVISORS LLC, a Delaware limited liability company (together with its successors and assigns in its capacity as the closing date seller hereunder, the “Closing Date Seller”), GOLUB CAPITAL BDC 3 ABS 2022-1 LLC, a Delaware limited liability company (together with its successors and assigns, the “Buyer”), and GOLUB CAPITAL 3 HOLDINGS LLC, a Delaware limited liability company (together with its successors and assigns, the “Holdings Subsidiary”).

WHEREAS, in the regular course of its business, the Seller originates and/or otherwise acquires Collateral Obligations; and

WHEREAS, contemporaneously on the Closing Date, the Seller desires to acquire from the Holdings Subsidiary, the Closing Date Seller desires to acquire from the Seller and the Buyer desires to acquire from the Closing Date Seller the Collateral Obligations listed on Schedule 1 hereto, together with certain related property as more fully described herein and included as part of the “Assets” in the Indenture, dated as of January 25, 2022 (as amended, modified, restated or supplemented from time to time, the “Indenture”), among the Buyer, as issuer, and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01      Definitions.

Capitalized terms used but not defined in this Agreement shall have the meanings attributed to such terms in the Indenture, unless the context otherwise requires. As used herein, the following defined terms shall have the following meanings:

“Agreement” has the meaning provided in the first paragraph of this Agreement.

“Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, public body, administrative tribunal, central bank, public office, court, arbitration or mediation panel, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of government, including the FINRA, the SEC, the stock exchanges, any Federal, state, territorial, county, municipal or other government or governmental agency, arbitrator, board, body, branch, bureau, commission, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign.

“Authorized Officer” means, with respect to the Seller or the Closing Date Seller, as applicable, any Person who is authorized to act for the Seller or the Closing Date Seller in matters relating thereto, and binding thereupon, in connection with the transactions contemplated by this Agreement and the other Transaction Documents to which such Person is a party.

“Buyer” has the meaning provided in the first paragraph of this Agreement.

“Closing Date Seller” has the meaning provided in the first paragraph of this Agreement.

“Collateral” has the meaning provided in Section 2.01.

“Dodd-Frank” means the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“Excluded Amounts” means (a) any amount received by, on or with respect to any Collateral Obligation in the Collateral, which amount is attributable to the payment of any tax, fee or other charge imposed by any Authority on such Collateral Obligation, (b) any amount representing escrows relating to taxes, insurance and other amounts in connection with any Collateral Obligation which is held in an escrow account for the benefit of the related Obligor and the secured party (other than the Seller in its capacity as lender with respect to such Collateral Obligation) pursuant to escrow arrangements, (c) any Retained Fee retained by the Person(s) entitled thereto in connection with the origination of any Collateral Obligation and (d) any Equity Security related to any Collateral Obligation that the Seller determines will not be transferred by the Seller in connection with the sale of any related Collateral Obligation hereunder.

“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents, orders and other authorizations of all Authorities.

“Governmental Filings” means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such fillings with all Authorities.

“Holdings Subsidiary” has the meaning provided in the first paragraph of this Agreement.

“Income Collections” has the meaning set forth in Section 2.01(c).

“Indenture” has the meaning provided in the Preamble to this Agreement.

“Lien” means any grant of a security interest in, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing (including any UCC financing statement or any similar instrument filed against a Person’s assets or properties).

“Loan List” means the list of Collateral Obligations set forth on Schedule 1, as such list may be amended, supplemented or modified from time to time in accordance with this Agreement.

“Material Adverse Effect” means, with respect to the Person making the related representation and warranty or agreeing to the related covenant, any event that has, or could reasonably be expected to have, a material adverse effect on (a) the business, assets, financial condition or operations of such Person (b) the ability of such Person to perform its obligations under the Transaction Documents to which it is a party or (c) the rights, interests, remedies or benefits (taken as a whole) available to the Trustee under the Transaction Documents.

“Net Purchased Loan Balance” means, as of any date of determination, an amount equal to (a) the sum of (i) the Aggregate Principal Balance of all Collateral Obligations sold and/or contributed to the Buyer by the Seller (directly or indirectly) hereunder prior to such date, calculated as of the respective Cutoff Dates of such Collateral Obligations plus (ii) the Aggregate Principal Balance of all Collateral Obligations acquired by the Buyer other than from the Seller prior to such date, in each case calculated as of the date of the Buyer’s acquisition thereof minus (b) the Aggregate Principal Balance of all Collateral Obligations sold to, or otherwise transferred to, the Seller prior to such date.

“Payment in Full” means payment in full of the Notes and of all other obligations then due and payable by the Buyer pursuant to and in accordance with the Indenture.

“Payment in Full Date” means the date on which a Payment in Full occurs or the Indenture is otherwise satisfied and discharged in accordance with its terms.

“Permitted Liens” means, with respect to the interest of the Seller, the Closing Date Seller and the Buyer in the Collateral Obligations, as applicable: (i) security interests, liens and other encumbrances in favor of the Closing Date Seller or of the Buyer, as applicable, pursuant to this Agreement, (ii) security interests, liens and other encumbrances in favor of the Trustee created pursuant to the Indenture and/or this Agreement, (iii) with respect to agented Collateral Obligations, security interests, liens and other encumbrances in favor of the lead agent, the collateral agent or the paying agent on behalf of all holders of indebtedness of such Obligor under the related facility, (iv) with respect to any Equity Security, any security interests, liens and other encumbrances granted on such Equity Security to secure indebtedness of the related Obligor and/or any security interests, liens and other rights or encumbrances granted under any governing documents or other agreement between or among or binding upon the Buyer as the holder of equity in such Obligor and (v) security interests, liens and other encumbrances for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded (provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor).

“Purchase” means a purchase or other acquisition of Collateral by the Buyer from the Closing Date Seller and by the Closing Date Seller from the Seller pursuant to Section 2.01.

“Purchase Price” has the meaning provided in Section 2.02.

“Related Contracts” means all credit agreements, indentures, notes, security agreements, leases, financing statements, guaranties, and other contracts, agreements, instruments and other papers evidencing, securing, guaranteeing or otherwise relating to any Collateral Obligation or Eligible Investment or other investment with respect to any Collateral or proceeds thereof (including the related Underlying Instruments), together with all of the Seller’s or the Closing Date Seller’s, as applicable right, title and interest in, to and under all property or assets securing or otherwise relating to any Collateral Obligation or Eligible Investment or other investment with respect to any Collateral or proceeds thereof or of any Related Contract.

“Retained Fee” means any reasonable origination, structuring or similar closing fee charged by the Person originating a loan on behalf of its lenders for services it has performed in connection with such origination, which is not customarily made available to the lenders as part of their return with respect to such loan, and provided such Person is entitled to retain the same in accordance with applicable law.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Seller” has the meaning provided in the first paragraph of this Agreement.

“Trustee” has the meaning provided in the Preamble to this Agreement.

Section 1.02      Other Terms.

All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States. The symbol “$” shall mean the lawful currency of the United States of America. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

Section 1.03      Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding”.

Section 1.04      Interpretation.

In this Agreement, unless a contrary intention appears:

(i)	the singular number includes the plural number and vice versa;

(ii)	reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

(iii)          references to “including” means “including, without limitation”;

(iv)          reference to day or days without further qualification means calendar days;

(v)           unless otherwise stated, reference to any time means New York, New York time;

(vi)          references to “writing” include printing, typing, lithography, electronic or other means of reproducing words in a visible form;

(vii)         reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, supplemented, replaced, restated, waived or extended and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefore;

(viii)        reference to any applicable law means such applicable law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any applicable law means that provision of such applicable law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision; and

(ix)           reference to any gender includes each other gender.

Section 1.05      References.

All section references (including references to the preamble), unless otherwise indicated, shall be to Sections (and the preamble) in this Agreement.

Section 1.06      Calculations.

Except as otherwise provided herein, all interest rate and basis point calculations hereunder will be made on the basis of a 360-day year and the actual days elapsed in the relevant period and will be carried out to at least three decimal places.

ARTICLE II

TRANSFER OF LOAN ASSETS

Section 2.01      Sale, Transfer and Assignment.

(a)            Transfer from the Seller to the Closing Date Seller on the Closing Date. Subject to and upon the terms and conditions set forth in this Agreement (including the conditions to purchase set forth in Article III), on the Closing Date, the Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Closing Date Seller and the Closing Date Seller hereby purchases and takes from the Seller all right, title and interest (whether now owned or hereafter acquired or arising and wherever located) of the Seller (including all obligations of the Seller as lender to fund any Revolving Loan or Delayed Draw Loan conveyed by the Seller to the Closing Date Seller hereunder which obligations the Closing Date Seller hereby assumes) in the property identified in clauses (i)-(v) below and all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, accessions, proceeds and other property consisting of, arising out of, or related to any of the following (in each case excluding the Excluded Amounts) (collectively, the “Collateral”):

(i)            the Collateral Obligations listed on each Loan List delivered on the Closing Date by the Seller to the Closing Date Seller (as set forth on Schedule 1) and all monies due, to become due or paid in respect of such Collateral Obligations on and after the Closing Date, including but not limited to all collections on such Collateral Obligations and other recoveries thereon, in each case as they arise after the Closing Date;

(ii)           all Liens with respect to the Collateral Obligations referred to in clause (i) above;

(iii)          all Related Contracts with respect to the Collateral Obligations referred to in clause (i) above;

(iv)          all collateral security granted under any Related Contracts; and

(v)           all income and proceeds of the foregoing.

(b)           Transfers from the Closing Date Seller to the Buyer on the Closing Date. Subject to and upon the terms and conditions set forth in this Agreement (including the conditions to purchase set forth in Article III), on the Closing Date, with respect to the Collateral conveyed by the Seller to the Closing Date Seller as set forth on Schedule 1, the Closing Date Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Buyer, and the Buyer hereby purchases and takes from the Closing Date Seller all right, title and interest (whether now owned or hereafter acquired or arising and wherever located) of the Closing Date Seller (including all obligations of the Closing Date Seller as lender to fund any Revolving Loan or Delayed Draw Loan conveyed by the Closing Date Seller to Buyer hereunder which obligations Buyer hereby assumes) in such Collateral.

(c)           [Reserved].

(d)           From and after the Closing Date, the Collateral listed on the relevant Loan List shall be deemed to be Collateral hereunder.

(e)           On the Closing Date with respect to the Collateral to be acquired by the Buyer on that date, the Seller shall be deemed to, and hereby does, certify to the Buyer and to the Trustee, on behalf of the Secured Parties, as of the Closing Date, that each of the representations and warranties in Section 4.02 is true and correct in all material respects as of the Closing Date.

(f)            Except as specifically provided in this Agreement, the sale and purchase of Collateral under this Agreement shall be without recourse to the Seller or the Closing Date Seller; it being understood that the Seller and the Closing Date Seller shall be liable (individually and not jointly) to the Buyer for all representations and warranties made by the Seller and the Closing Date Seller, respectively, pursuant to the terms of this Agreement, all of which obligations are limited so as not to constitute recourse to the Seller or the Closing Date Seller for the credit risk of the Obligors.

(g)          In connection with each Purchase of Collateral from the Closing Date Seller to the Buyer on the Closing Date as contemplated by this Agreement, the Buyer hereby directs the Closing Date Seller to, and the Closing Date Seller hereby directs the Seller to, and the Seller agrees that it will, Deliver in accordance with the Indenture, or cause to be Delivered in accordance with the Indenture (on behalf of the Buyer), to the Custodian (with a copy to the Trustee), each Collateral Obligation being transferred to the Buyer on the Closing Date in accordance with the applicable provisions of the Indenture.

(h)          The Seller and/or the Closing Date Seller, as applicable, shall take such action requested by the Buyer, from time to time hereafter, that may be necessary or appropriate to ensure that the Buyer has an enforceable ownership interest and its assigns under the Indenture have an enforceable and perfected security interest in the Collateral purchased by the Buyer as contemplated by this Agreement.

(i)            In connection with the Purchase by the Buyer of the Collateral as contemplated by this Agreement, with respect to the Collateral Purchased on the Closing Date in accordance with this Agreement, each of the Seller and the Closing Date Seller, as applicable, agrees that it will, at its own expense, indicate clearly and unambiguously in its computer files on and after the Closing Date that such Collateral has been purchased by the Closing Date Seller and/or the Buyer, as applicable, and the Seller agrees that it will indicate clearly and unambiguously on and after the Closing Date in its financial statements that such Collateral is owned by the Buyer and is not available to pay creditors of the Seller.

(j)            The Seller agrees to deliver to the Closing Date Seller and the Buyer on or before the Closing Date a computer file containing a true, complete and correct Loan List (which shall contain the related Principal Balance, outstanding principal balance, loan number and Obligor name for each Collateral Obligation) as of the Closing Date. Such file or list shall be marked as Schedule 1 to this Agreement, shall be delivered to the Closing Date Seller and/or the Buyer, as applicable, as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement, as such Schedule 1 may be supplemented and amended from time to time.

(k)          In a series of contemporaneous transactions on the Closing Date (i) the Holdings Subsidiary shall sell and/or distribute the Collateral Obligations owned by the Holdings Subsidiary listed on Schedule 1 to the Seller (with respect to any distribution, in its capacity as sole member of the Holdings Subsidiary), (ii) the Seller shall transfer the Collateral Obligations listed on Schedule 1 to the Closing Date Seller, (iii) the Closing Date Seller shall transfer the Collateral Obligations listed on Schedule 1 to the Buyer, (iv) as consideration for its acquisition of the Collateral Obligations listed on Schedule 1 from the Closing Date Seller, the Buyer shall issue to the Closing Date Seller a portion of its Subordinated Notes and (v) as consideration for its acquisition of the Collateral Obligations listed on Schedule 1 from the Seller, the Closing Date Seller shall transfer such Subordinated Notes to the Seller’s wholly-owned subsidiary, as directed by the Seller. The parties hereto intend for the transactions described in this Agreement to occur consistent with that certain no-action letter from the Securities and Exchange Commission, dated as of September 7, 2018.

(l)            For administrative convenience, (i) Collateral Obligations being transferred from the Seller to the Closing Date Seller and then from the Closing Date Seller to the Buyer may settle directly from the Seller to the Buyer, (ii) Collateral Obligations being transferred first from the Holdings Subsidiary to the Seller, second from the Seller to the Closing Date Seller, and third from the Closing Date Seller to the Buyer, may settle directly from the Holdings Subsidiary to the Buyer, (iii) Subordinated Notes being issued to the Closing Date Seller and then being transferred to the Seller’s wholly-owned subsidiary at the direction of the Seller shall settle directly from the Buyer to such wholly-owned subsidiary of the Seller and (iv) any of the steps or transfers of cash or assets described in this clause (l) that take place on the same day may be made on a net basis (any amounts owing by one party may be offset by amounts owed to such party, and vice versa).

(m)          It is the intention of the parties hereto that the conveyance of all right, title and interest in and to the Collateral to the Buyer by the Closing Date Seller and to the Closing Date Seller by the Seller on the Closing Date as provided in this Section 2.01 is intended and shall, in each and every case, constitute an absolute sale, assignment, conveyance and transfer of ownership of such Collateral conveying good title, free and clear of any Lien (other than Permitted Liens) and that the Collateral shall not be part of the Seller’s or the Closing Date Seller’s, as applicable, bankruptcy estate in the event of any bankruptcy or insolvency proceedings with respect to the Seller or the Closing Date Seller, as applicable. Furthermore, it is not intended that any such conveyance be deemed a pledge of the Collateral Obligations and the other Collateral to the Closing Date Seller or the Buyer, as applicable, to secure a debt or other obligation of the Closing Date Seller or the Seller, as applicable.

(n)          If, however, notwithstanding the intention of the parties set forth in Section 2.01(m), any of the conveyances provided for in this Section 2.01 by the Seller or the Closing Date Seller, as applicable, are determined to be a transfer to secure indebtedness, then this Agreement shall also be deemed to be, and hereby is, a “security agreement” within the meaning of Article 9 of the UCC. With respect to the Collateral related to Schedule 1 transferred on the Closing Date hereunder, (A) the Seller hereby grants to the Closing Date Seller (and the Closing Date Seller hereby assigns to the Buyer) and the Closing Date Seller hereby grants to the Buyer, as the case may be, a duly perfected, first priority “security interest” within the meaning of Article 9 of the UCC in all of its right, title and interest in and to such Collateral, now existing and hereafter created, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Purchase Price of such Collateral, (B) the Buyer, as assignee secured party, shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law with respect thereto, which rights and remedies shall be cumulative, and (C) the Seller authorizes the Buyer, the Closing Date Seller authorizes the Buyer, and, so long as the Payment in Full Date has not occurred, each of the Seller and the Closing Date Seller authorize the Trustee on behalf of the Secured Parties, to file UCC financing statements and amendments, as necessary, naming the Seller as “debtor”, the Closing Date Seller as “debtor” or “assignor secured party”, as applicable, the Buyer as “assignor secured party” or “assignee secured party” and the Trustee as “assignee secured party,” or similar applicable designations, describing such Collateral, in each jurisdiction that the Buyer deems necessary in order to protect the security interests in the Collateral granted under this Section 2.01(n).

Section 2.02      Purchase Price.

The purchase price for each Collateral Obligation sold pursuant to this Master Loan Sale Agreement shall be a dollar amount equal to the fair market value thereof as determined by the Seller, the Closing Date Seller and/or the Buyer, as applicable, and shall be on terms no less favorable to the buyer than such buyer would then obtain in a comparable arm’s length transaction with a person that is not an Affiliate (in each case, the “Purchase Price”).

Section 2.03      Payment of Purchase Price.

(a)          The Purchase Price for any Collateral related to Schedule 1 acquired by the Buyer from the Closing Date Seller on the Closing Date pursuant to this Agreement shall be paid by issuance of certain Subordinated Notes by the Buyer to the Closing Date Seller and by subsequent transfer of such Subordinated Notes from the Closing Date Seller to the Seller’s wholly-owned subsidiary as directed by the Seller.

(b)           The Seller, in connection with each Purchase hereunder relating to any Collateral, shall be deemed to have certified, and hereby does certify, with respect to the Collateral to be purchased by the Buyer on such day, that its representations and warranties contained in Article IV are true and correct on and as of such day, with the same effect as though made on and as of such day.

(c)           Upon the payment of the Purchase Price for any Purchase, title to the Collateral included in such Purchase shall vest initially in the Closing Date Seller and then in the Buyer as provided herein, whether or not the conditions precedent to such Purchase and the other covenants and agreements contained herein were in fact satisfied; provided that the Closing Date Seller and the Buyer, as applicable, shall not be deemed to have waived any claim it may have under this Agreement for the failure by the Seller or the Closing Date Seller, as applicable, in fact to satisfy any such condition precedent, covenant or agreement.

(d)           Collateral Obligations may be purchased or acquired by the Buyer from the Seller or any of its Affiliates hereunder only if (i) the terms and conditions thereof are no less favorable to the Buyer than the terms it would obtain in a comparable, timely purchase or acquisition with a non-Affiliate and (ii) the transactions are effected in accordance with all applicable laws.

Section 2.04      Allocation to Originator.

The parties hereto acknowledge and agree that the Subordinated Notes acquired by the Closing Date Seller from the Buyer hereunder constitutes a portion of an “eligible horizontal residual interest” under and as defined in the U.S. Risk Retention Rules and such Subordinated Notes are hereby allocated by the Closing Date Seller to the Seller as an “originator” under and as defined in the U.S. Risk Retention Rules and is offset by the Closing Date Seller against the Purchase Price owed by the Closing Date Seller to the Seller for the Collateral sold by the Seller to the Closing Date Seller on the Closing Date.

Section 2.05      [Reserved].

Section 2.06      [Reserved].

Section 2.07      Limitation on Sales to Seller and Affiliates.

At any time after the Closing Date, the Buyer may sell any Collateral Obligation to the Seller or any affiliate thereof; provided that such transaction is conducted in an arm’s length transaction in the ordinary course of business and the value of any such transferred Collateral Obligation shall be the mid-point between the “bid” and “ask” prices provided by a nationally recognized independent pricing service or, if unavailable or determined by the Collateral Manager to be unreliable, the fair market value of such Collateral Obligation as reasonably determined by the Collateral Manager, and such Affiliate shall acquire such Collateral Obligation for a price equal to the value so determined; provided further that an aggregate amount of Collateral Obligations not exceeding 20% of the Net Purchased Loan Balance may be sold or otherwise transferred to the Seller or an affiliate of the Seller that is not a bankruptcy remote special purpose entity.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01      Conditions Precedent

This Agreement is subject to the conditions precedent that on or prior to the Closing Date each of the conditions precedent to the execution, delivery and effectiveness of each other Transaction Document (other than a condition precedent in any such other Transaction Document relating to the effectiveness of this Agreement) shall have been fulfilled, and:

(a)           Counterparts of this Agreement shall have been executed and delivered by or on behalf of the Seller, the Closing Date Seller, the Holdings Subsidiary and the Buyer; and

(b)          The Seller shall have delivered to the Buyer filed UCC-1 financing statements as required by Section 2.01(n) describing the applicable Collateral and meeting the requirements of the laws of each jurisdiction in which it is necessary or reasonably desirable, or in which the Seller is required by applicable law, and in such manner as is necessary or reasonably desirable, to perfect the back-up security interest granted under Section 2.01(n).

Section 3.02         Conditions Precedent to all Purchases.

(a)            The obligation of the Closing Date Seller to purchase the Collateral from the Seller and the obligation of the Buyer to purchase the Collateral from the Closing Date Seller on the Closing Date shall be subject to the satisfaction of the following conditions precedent that:

(i)            all representations and warranties (A) of the Seller contained in Sections 4.01 and 4.02 and (B) of the Closing Date Seller contained in Sections 4.03 and 4.04, as applicable, shall be true and correct in all material respects on and as the Closing Date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

(ii)            the Seller shall have delivered to the Closing Date Seller and the Buyer a duly completed Loan List that is true, accurate and complete in all respects as of the Closing Date, which list is made a part of this Agreement.

Section 3.03      Release of Excluded Amounts.

The parties acknowledge and agree that each of the Closing Date Seller and the Buyer has no interest in the Excluded Amounts. Promptly upon the receipt by or release to the Closing Date Seller or the Buyer, as applicable, of any Excluded Amounts, each of the Closing Date Seller and the Buyer hereby irrevocably agrees to deliver and release to (or as directed by) the Seller such Excluded Amounts, which release shall be automatic and shall require no further act by the Closing Date Seller or the Buyer, as applicable; provided that each of the Closing Date Seller and the Buyer respectively agrees that it will execute and deliver such instruments of release and assignment or other documents, or otherwise confirm the foregoing release of such Excluded Amounts, as may be reasonably requested by the Seller in writing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01      Representations and Warranties Regarding the Seller.

The Seller makes the following representations and warranties, on which each of the Closing Date Seller and the Buyer relies in acquiring the Collateral purchased hereunder and each of the Secured Parties relies upon in entering into the Indenture or purchasing the Notes. As of the Closing Date (unless a specific date is specified below), the Seller represents and warrants to the Closing Date Seller and the Buyer for the benefit of the Closing Date Seller and the Buyer and each of their successors and assigns that:

(a)            Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own or lease its properties and to conduct its business as such business is presently conducted, and had at all relevant times, and now has, all necessary power, authority and legal right to acquire and own each Collateral Obligation and to sell or contribute such Collateral Obligation to the Closing Date Seller hereunder.

(b)            Due Qualification. The Seller is duly qualified to do business and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, licenses and/or approvals as required in each jurisdiction in which the failure to be so qualified or obtain such license or approval, is likely to have a Material Adverse Effect.

(c)            Power and Authority; Due Authorization; Execution and Delivery. The Seller (i) has all necessary corporate power, authority and legal right to (a) execute and deliver this Agreement and (b) carry out the terms of this Agreement and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the sale and assignment of an ownership interest in each Collateral Obligation on the terms and conditions herein provided. This Agreement has been duly executed and delivered by the Seller.

(d)            Valid Conveyance; Binding Obligations. This Agreement will be duly executed and delivered by the Seller, and this Agreement, other than for accounting and tax purposes, shall effect valid sales of each Collateral Obligation, enforceable against the Seller and creditors of and purchasers from the Seller, and this Agreement shall constitute legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, except as enforceability may be limited by the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally and general principles of equity (whether such enforceability is considered in a suit at law or in equity).

(e)            No Violation. The execution, delivery and performance of this Agreement and all other agreements and instruments executed and delivered or to be executed and delivered by the Seller pursuant hereto or thereto in connection with the sale of any Collateral Obligation will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Seller’s organizational documentation or any contractual obligation of the Seller, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Seller’s properties pursuant to the terms of any such contractual obligation, other than this Agreement, or (iii) violate any applicable law in any material respect.

(f)            No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Seller, threatened against the Seller, before any Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(g)            All Consents Required. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Authority (if any) required for the due execution, delivery, performance, validity or enforceability of this Agreement to which the Seller is a party have been obtained.

(h)           State of Organization, Etc. The Seller will not change its name, identity or corporate structure or relocate its chief executive office or the location of the Seller’s records regarding the Collateral Obligations (other than those delivered to the Custodian) except after advance notice to the Closing Date Seller and the Buyer and the delivery to the Closing Date Seller and the Buyer of all financing statements, instruments and other documents reasonably requested by the Closing Date Seller or the Buyer.

(i)            Solvency. The Seller is not the subject of any bankruptcy proceedings. The Seller is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents. The Seller, after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, will have an adequate amount of capital to conduct its business.

(j)            Compliance with Laws. The Seller has complied in all material respects with all applicable law to which it may be subject.

(k)            Taxes. The Seller has filed or caused to be filed all tax returns that are required to be filed by it (subject to any extensions to file properly obtained by the same). The Seller has paid or made adequate provisions for the payment of all Taxes and all assessments made against it or any of its property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Seller), and no tax lien has been filed and, to the Seller’s knowledge, no claim is being asserted, with respect to any such Tax, assessment or other charge.

(l)            Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including, without limitation, the use of the proceeds from the sale of any Collateral Obligation) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Seller does not own or intend to carry or purchase, and no proceeds from the sale of the Collateral Obligations will be used to carry or purchase, any Margin Stock or to extend “purpose credit” within the meaning of Regulation U.

(m)           No Liens, Etc. Each Collateral Obligation or participation interest therein to be acquired by the Closing Date Seller or the Buyer, as applicable, hereunder is owned by the Seller free and clear of any Lien, security interest, charge or encumbrance (subject only to Permitted Liens), and the Seller has the full right, corporate power and lawful authority to sell the same and interests therein and, upon the sale thereof hereunder, the Buyer will have acquired good and marketable title to and a valid and perfected ownership interest in such Collateral Obligation or participation interests therein, free and clear of any Lien, security interest, charge or encumbrance (subject only to Permitted Liens).

(n)            Information True and Correct. All written information (other than projections, other forward-looking information, information of a general economic or general industry nature and pro forma financial information) heretofore (as of each date when this representation and warranty is made) furnished by or on behalf of the Seller to the Closing Date Seller or the Buyer, as applicable, or any assignee thereof in connection with this Agreement or any transaction contemplated hereby is true and accurate in all material respects (to the best knowledge of the Seller, in the case of information obtained by the Seller from Obligors or other unaffiliated third parties), and, taken as a whole, contained as of the date of delivery thereof no untrue statement of a material fact (to the best knowledge of the Seller, in the case of information obtained by the Seller from Obligors or other unaffiliated third parties) and did not omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which such information was furnished (to the best knowledge of the Seller, in the case of information obtained by the Seller from Obligors or other unaffiliated third parties) as of the date such information was furnished. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Seller to be reasonable at the time made, it being recognized by the Closing Date Seller and the Buyer that such projections and pro forma financial information as it relates to future events are not to be viewed as fact and that actual results during the period or periods covered by such projections and pro forma financial information may differ from the projected and pro forma results set forth therein by a material amount.

(o)          Intent of the Seller. The Seller has not sold, contributed, transferred, assigned or otherwise conveyed any interest in any Collateral Obligation or participation interest therein to the Closing Date Seller or the Buyer, as applicable, with any intent to hinder, delay or defraud any of the Seller’s creditors.

(p)            Value Given. The Seller has received reasonably equivalent value from the Closing Date Seller or the Buyer, as applicable, in exchange for the sale of such Collateral Obligations sold hereunder. No such sale has been made for or on account of an antecedent debt owed by the Seller and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

Section 4.02      Representations and Warranties of the Seller Relating to the Agreement and the Collateral.

The Seller makes the following representations and warranties, on which each of the Closing Date Seller and the Buyer relies in acquiring each Collateral Obligation purchased hereunder and each of the Secured Parties relies upon in entering into the Indenture or purchasing the Notes. As of the Closing Date, the Seller represents and warrants to the Closing Date Seller and the Buyer, as applicable, for the benefit of the Closing Date Seller and the Buyer and each of their successors and assigns that:

(a)           Valid Transfer and Security Interest. This Agreement constitutes a valid transfer to the Closing Date Seller or Buyer, as applicable, of all right, title and interest in, to and under each Collateral Obligation, free and clear of any Lien of any Person claiming through or under the Seller or its Affiliates, except for Permitted Liens. If the conveyances contemplated by this Agreement are determined to be a transfer for security, then this Agreement constitutes a grant of a security interest in each Collateral Obligation to the Closing Date Seller or Buyer, as applicable, which upon the delivery of the Collateral Obligation, in accordance with the definition of “Deliver” under the Indenture, to the Closing Date Seller or Buyer, as applicable (or to the Custodian on behalf of the Trustee, for the benefit of the Secured Parties) and the filing of the financing statements shall be a first priority perfected security interest in each such Collateral Obligation, subject only to Permitted Liens.

(b)           Eligibility of Sale Portfolio. (i) Schedule 1 is an accurate and complete listing of each Collateral Obligation transferred to the Closing Date Seller as of the Closing Date and the information contained therein with respect to the identity of such Collateral Obligations and the amounts owing thereunder is true and correct as of the Closing Date and (ii) with respect to each Collateral Obligation, all consents, licenses, approvals or authorizations of or registrations or declarations of any governmental authority or any Person required to be obtained, effected or given by the Seller in connection with the transfer of an ownership interest or security interest in each Collateral Obligation to the Closing Date Seller or the Buyer, as applicable, have been duly obtained, effected or given and are in full force and effect.

It is understood and agreed that the representations and warranties provided in this Section 4.02 shall survive (x) the sale of the Collateral Obligations to the Closing Date Seller or the Buyer, as applicable, (y) the grant of a first priority perfected security interest in, to and under each Collateral Obligation pursuant to the Indenture by the Buyer and (z) the termination of this Agreement and the Indenture. Upon discovery by the Seller, the Closing Date Seller or the Buyer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other and to the Trustee immediately upon obtaining knowledge of such breach.

Section 4.03      Representations and Warranties Regarding the Closing Date Seller.

As of the Closing Date, the Closing Date Seller represents and warrants to the Buyer for the benefit of the Buyer and its successors and assigns that:

(a)           Due Organization. The Closing Date Seller is a limited liability company duly formed and validly existing under the laws of the State of Delaware, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement.

(b)           Due Qualification and Good Standing. The Closing Date Seller is in good standing in the State of Delaware. The Closing Date Seller is duly qualified to do business and, to the extent applicable, is in good standing and has obtained all material governmental licenses and approvals as required in Delaware and each other jurisdiction in which the failure to be so qualified, maintain good standing or obtain such license or approval, is likely to have a Material Adverse Effect.

(c)           Due Authorization; Execution and Delivery; Legal, Value and Binding; Enforceability; Valid Sale. The execution and delivery by the Closing Date Seller of, and the performance of its obligations under this Agreement and the other instruments, certificates and agreements contemplated hereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with its terms, subject, as to enforcement, (A) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Closing Date Seller and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity). This Agreement shall effect a valid sale, transfer and assignment of the Closing Date Seller to the Buyer of its right, title and interest in the Collateral Obligations sold by the Closing Date Seller to the Buyer on the Closing Date as set forth herein, enforceable against the Closing Date Seller, its creditors and purchasers from the Closing Date Seller, subject, as to enforcement, (A) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Closing Date Seller and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(d)          Non-Contravention. The execution and delivery by the Closing Date Seller of this Agreement, the consummation of the transactions herein contemplated, or performance and compliance by it with the terms, conditions and provisions hereof, will not (i) contravene in any material respect the terms of the certificate of formation of the Closing Date Seller or its limited liability company operating agreement, or any amendment of either thereof, (ii) (A) contravene in any material respect any applicable law, (B) conflict in any material respect, with or result in any breach of, any of the terms and provisions of, or constitute a default under, any indenture, loan, agreement, mortgage, deed of trust or other contractual restriction binding on or affecting it or any of its assets, or (C) contravene in any material respect any order, writ, injunction or decree binding on or affecting it or any of its assets or properties or (iii) result in a breach or violation of, or constitute a default under, any contractual obligation or any agreement or document to which it is a party or by which it or any of its assets are bound (or to which any such obligation, agreement or document relates), in each case under this clause (d) which would have a Material Adverse Effect.

(e)            Governmental Authorizations; Governmental Filings. The Closing Date Seller has obtained, maintained and kept in full force and effect all Governmental Authorizations which are necessary for the execution and delivery by it of this Agreement and the performance by it of its obligations under this Agreement, and no Governmental Authorization or Governmental Filing which has not been obtained or made is required to be obtained or made by it in connection with the execution and delivery by it of this Agreement or the performance of its obligations under this Agreement.

(f)            Solvency. The Closing Date Seller, after giving effect to the conveyance by the Closing Date Seller of Collateral Obligations hereunder to the Buyer on the Closing Date and after giving effect to the transactions contemplated hereunder and under the other Transaction Documents on such date, is solvent on and as of the Closing Date.

(g)           Investment Company Status. The Closing Date Seller is not required to be registered as an “investment company” within the meaning of the Investment Company Act.

(h)           Sale Treatment. The Closing Date has treated the transfer of Collateral Obligations by the Closing Date Seller to the Buyer hereunder on the Closing Date for all purposes as a sale by the Closing Date Seller and purchase by the Buyer on all of its relevant books and records (other than for tax and accounting purposes).

(i)            Value Given. The cash payments, if any, received by the Closing Date Seller, and the Subordinated Notes issued by the Buyer to the Closing Date Seller in respect of the Purchase Price of the Collateral Obligations sold hereunder by the Closing Date Seller to the Buyer on the Closing Date constitute reasonably equivalent value in consideration for the transfer by the Closing Date Seller to the Buyer of such Collateral Obligations under this Agreement, such transfer was not made for or on account of an antecedent debt owed by the Closing Date Seller to the Buyer and such transfer was not and is not voidable or subject to avoidance under any applicable bankruptcy laws.

(j)            Lack of Intent to Hinder, Delay or Defraud. The Closing Date Seller has not sold any interest in any Collateral Obligations conveyed by the Closing Date Seller to the Buyer on the Closing Date hereunder with any intent to hinder, delay or defraud its creditors.

(k)            No Proceedings. There is no action, suit or proceeding pending against or, to the actual knowledge of an Authorized Officer of the Closing Date Seller, after due inquiry, threatened against or adversely affecting (i) the Closing Date Seller or (ii) the transactions contemplated by this Agreement, before any court, arbitrator or any governmental body, agency or official, in each case, which has had or would reasonably be expected to have a Material Adverse Effect.

The representations and warranties set forth in this Section 4.03 shall survive the sale, transfer and assignment of the Collateral Obligations by the Closing Date Seller to the Buyer on the Closing Date.

Section 4.04      Representations and Warranties of the Closing Date Seller Relating to the Agreement and the Collateral.

The Closing Date Seller hereby represents and warrants to the Buyer, as of the Closing Date that:

(a)           Valid Transfer. This Agreement constitutes a valid transfer to the Buyer of all right, title and interest of the Closing Date Seller in, to and under all of the Collateral transferred by the Closing Date Seller to the Buyer on the Closing Date, free and clear of any Lien of any Person claiming through or under the Closing Date Seller or any of its Affiliates, except for Permitted Liens.

(b)            No Fraud. Each Collateral Obligation sold by the Closing Date Seller to the Buyer on the Closing Date hereunder, to the best of the Closing Date Seller’s knowledge, was originated without any fraud or material misrepresentation by the Seller or on the part of the Obligor.

(c)           Ordinary Course of Business. Any sale of Collateral Obligations by the Closing Date Seller to the Buyer on the Closing Date pursuant to this Agreement is in the ordinary course of business and financial affairs of the Closing Date Seller. Each remittance of collections on such Collateral Obligations by the Closing Date Seller to the Buyer as transferee under this Agreement, will have been made in the ordinary course of business or financial affairs of the Closing Date Seller and the Buyer.

Section 4.05      Representations and Warranties Regarding the Buyer.

By its execution of this Agreement, the Buyer represents and warrants to the Closing Date Seller and the Seller that:

(a)           Due Organization. The Buyer is a limited liability company duly formed and validly existing under the laws of the State of Delaware, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.

(b)           Due Qualification and Good Standing. The Buyer is in good standing under the laws of the State of Delaware. The Buyer is duly qualified to do business and, to the extent applicable, is in good standing and has obtained or will obtain all material governmental licenses and approval in Delaware and in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement and the other Transaction Documents to which it is a party requires such qualification, except where the failure to be so qualified, maintain good standing or obtain such license or approval would not reasonably be expected to have a Material Adverse Effect.

(c)            Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution and delivery by the Buyer of, and the performance of its obligations under this Agreement, the other Transaction Documents to which it is a party and the other instruments, certificates and agreements contemplated hereby or thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d)            Non-Contravention. None of the execution and delivery by the Buyer of this Agreement or the other Transaction Documents to which it is a party, the consummation of the transactions herein or therein contemplated, or performance and compliance by it with the terms, conditions and provisions hereof or thereof, will (i) contravene in any material respect or result in any breach of, any of the terms and provisions of, its articles of incorporation and memorandum of association, (ii) conflict with or contravene (A) any applicable law, (B) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Contract, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties or (iii) result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or the passage of time (or both) would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any contractual obligation or any agreement or document to which it is a party or by which it or any of its assets are bound (or to which any such obligation, agreement or document relates), in each case under this clause (d) which would have a Material Adverse Effect.

(e)           Governmental Authorizations; Private Authorizations; Governmental Filings. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of any Transaction Documents to which the Buyer is a party or the consummation of any of the transactions contemplated thereby other than those that have already been duly made or obtained and remain in full force and effect or those recordings and filings in connection with the Liens granted to the Trustee under the Transaction Documents, except for any order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption, that, if not obtained, would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(f)            Place of Business; No Changes. The Buyer’s location (within the meaning of Article 9 of the UCC) is the State of Delaware. The Buyer has not changed its name nor its location, within the four months preceding the Closing Date.

(g)            Sale Treatment. Other than for accounting and tax purposes, the Buyer has treated the transfer of Collateral Obligations hereunder to the Buyer for all purposes as a sale by the Seller or the Closing Date Seller, as applicable, and purchase by the Buyer on all of its relevant books and records and other applicable documents.

ARTICLE V

MISCELLANEOUS

Section 5.01      Amendments and Waivers.

(a)            This Agreement may be amended or waived from time to time by the parties hereto by written agreement, with prior written notice to the Trustee; provided that no such amendment or waiver shall reduce the amount of, or delay the timing of, any amounts received on Collateral Obligations which are required to be distributed with respect to any Class of Notes without the consent of the Holders of each Class materially and adversely affected thereby, or change the rights or obligations of any other party hereto without the consent of such party. Failure to object within ten Business Days of notice being given of any proposed amendment shall constitute consent for all purposes hereunder. Notwithstanding the foregoing, the Loan Lists may be amended and modified by the Seller at any time in accordance with this Agreement by providing updated Loan Lists to the Buyer and the Trustee.

(b)            Prior to the execution of any such amendment or waiver, the Buyer shall furnish to the Trustee (and the Trustee shall furnish to the Rating Agency and each Holder) written notification of the substance of such proposed amendment or waiver, together with a copy thereof.

(c)           Promptly after the execution of any such amendment or waiver, the Buyer shall furnish (or cause the Trustee to furnish) a copy of such amendment or waiver to the Rating Agency and to each Holder. It shall not be necessary for the consent of any Holders pursuant to Section 5.01(a) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

(d)            Prior to the execution of any amendment to this Agreement, the Buyer and the Trustee shall be entitled to receive and rely upon an Opinion of Counsel (which Opinion of Counsel may rely upon one or more certificates from an Authorized Officer of the Seller, the Closing Date Seller, the Buyer and/or the Collateral Manager with respect to factual matters and of the Buyer and/or the Collateral Manager with respect to the effect of any such amendment or waiver on the economic interests of the Buyer or the Holders) stating that the execution of such amendment is authorized or permitted by this Agreement.

Section 5.02      Notices, Etc.

All demands, notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication and communication by e-mail in portable document format (.pdf)) and faxed, e-mailed or delivered, to each party hereto, at its address set forth below or at such other address as shall be designated by such party in a written notice to the other parties hereto, and to the Trustee or the Rating Agency, at its address set forth in the Indenture or at such other address as shall be designated by such Person in a written notice to the other parties hereto. Notices and communications by facsimile and e-mail shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received. Notices and other communications relating to this Agreement to be delivered by the Buyer (or the Trustee on its behalf) to any Holder shall be delivered as provided in the Indenture.

The address for the Seller is the following:

Golub Capital BDC 3, Inc.

200 Park Avenue, 25th Floor
New York, New York 10166

The address for the Closing Date Seller is the following:

GC Advisors LLC
200 Park Avenue, 25th Floor
New York, New York 10166

The address for the Buyer is the following:

Golub Capital BDC 3 ABS 2022-1 LLC,

c/o Golub Capital BDC 3, Inc.

200 Park Avenue, 25th Floor
New York, New York 10166

with a copy to:

GC Advisors LLC
200 Park Avenue, 25th Floor
New York, New York 10166

Section 5.03      Severability of Provisions.

If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 5.04      GOVERNING LAW; JURY WAIVER.

THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

Section 5.05      Electronic Signatures; Counterparts.

This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 5.06      Bankruptcy Non-Petition and Limited Recourse; Claims.

Each of the parties hereto hereby agrees that it will not institute against, or join any other Person in instituting against, the other party hereto any bankruptcy proceeding so long as there shall not have elapsed one year and one day (or such longer preference period as shall then be in effect and one day) after payment in full of all Notes. In addition, none of the parties hereto shall have any recourse for any amounts payable or any other obligations arising under this Agreement against any officer, member, director, employee, partner, Affiliate or security holder of the other party or any of its successors or assigns. The terms of Section 5.06 shall survive termination of this Agreement.

Section 5.07      Binding Effect; Assignability.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No third party (other than the Trustee and the other Secured Parties) shall be third-party beneficiaries of this Agreement.

Section 5.08      Headings and Exhibits.

The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

GOLUB CAPITAL BDC 3, INC.,
as the Seller

By:	/s/ Christopher C. Ericson
Name: Christopher C. Ericson
Title: Chief Financial Officer

GC ADVISORS LLC,
as the Closing Date Seller

By:	/s/ Joshua M. Levinson
Name: Joshua M. Levinson
Title: Co-General Counsel & Chief Compliance Officer

GOLUB CAPITAL BDC 3 ABS 2022-1 LLC,
as the Buyer

By:	Golub Capital BDC 3, Inc., its designated manager

By:	/s/ Christopher C. Ericson
Name: Christopher C. Ericson
Title: Chief Financial Officer

GOLUB CAPITAL 3 HOLDINGS LLC,
as Holdings Subsidiary

By:	/s/ David B. Golub
Name: David B. Golub
Title: Chief Executive Officer

Schedule 1

Collateral Obligations

Loan List